UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices, including zip code)

(617) 532-6100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2018, the Board of Directors (the “Board”) of Wayfair Inc. (the “Company”) elected Andrea Jung to the Board, effective immediately, to fill the vacancy created by Ian Lane's resignation. Ms. Jung will serve until the Company’s 2019 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. The Company did not appoint Ms. Jung to any Board committee.

The Board has determined that Ms. Jung is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company's Corporate Governance Guidelines. There are no transactions between Ms. Jung and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Jung was not selected as a director pursuant to any arrangement or understanding between her and any other person.

In connection with her election to the Board, the Board intends to grant Ms. Jung a restricted stock unit award under the Company's 2014 Incentive Award Plan with a value of $200,000 as of the date of grant, subject to a three year vesting schedule. In addition, the Company entered into its standard form of indemnification agreement with Ms. Jung. The indemnification agreement, among other things, would require the Company to indemnify Ms. Jung for certain liabilities to which she may become subject as a result of her affiliation with the Company. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 8, 2018.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders
The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2018. At the Annual Meeting:

1.	The stockholders voted to elect each of the eight (8) nominees for director.

2.	The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2018.
Holders of the Company's Class A common stock are entitled to one vote per share and holders of the Company's Class B common stock are entitled to ten votes per share. Holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.

The Company's inspector of elections certified the following vote tabulations:
Proposal 1: Election of Directors

Nominee	For	Abstain	Broker Non-Votes
Niraj Shah	353,963,118	227,759	7,287,321
Steven Conine	353,881,886	308,991	7,287,321
Julie Bradley	353,583,812	607,065	7,287,321
Robert Gamgort	353,959,759	231,118	7,287,321
Michael Kumin	353,454,817	736,060	7,287,321
James Miller	354,112,203	78,674	7,287,321
Jeffrey Naylor	354,020,993	169,884	7,287,321
Romero Rodrigues	354,084,358	106,519	7,287,321
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
361,332,950	127,131	18,117	—

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on May 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 18, 2018	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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